EXHIBIT 32.1

                         CERTIFICATION PURSUANT TO
                          18 U.S.C. SECTION 1350,
                          AS ADOPTED PURSUANT BY
               SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of Omega Ventures Group, Inc.,on Form 10-QSB for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, John M. Hickey, Principal Executive Officer and John Ray Rask, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13
     (a) or 15 (d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date: May 21, 2004                 /S/ John M. Hickey
                                   --------------------------------------
                                   John M. Hickey,
                                   Principal Executive Officer



Date:   May 21, 2004               /S/ John Ray Rask
                                   --------------------------------------
                                   John Ray Rask,
                                   Principal Financial Officer